SCHEDULE 14A INFORMATION
                            ------------------------

                  Proxy Statement Pursuant to Section 14(a) of
                       The Securities Exchange Act of 1934

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                                   XDOGS, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                                   XDOGS, INC.
                        126 North Third Street, Suite 407
                          Minneapolis, Minnesota 55401

To Our Stockholders:

     Our Board of Directors is hereby seeking the approval of XDogs's stockholders to amend XDogs's Articles of Incorporation to increase the number of authorized shares of Common Stock to 200,000,000. The Board of Directors is seeking this approval by the solicitation of written consents. We are not holding a meeting of stockholders in connection with this consent solicitation.

     In this consent solicitation, you are being asked to amend XDogs's Articles of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 200,000,000. The number of outstanding shares of Common Stock would remain unchanged as a result of this amendment, giving XDogs the opportunity to issue up to 180,000,000 additional shares of Common Stock, subject to the right of our President and Chief Executive Officer, Kent A. Rodriguez, to convert the shares of Series A Preferred Stock held by him into shares of Common Stock. Currently, we do not have enough shares of authorized, but unissued, Common Stock to permit him to elect this conversion. Upon approval of the proposed amendment, Mr. Rodriguez will be able at his election to convert his shares of Series A Preferred Stock into a number of shares of our Common Stock equal to 40% of the fully-diluted number of then outstanding shares of Common Stock.

     Our Board of Directors unanimously recommends that you consent to the amendment authorizing the increase. The Consent Solicitation Statement on the following pages describes the matters being presented to you in this consent solicitation.

     Our Board of Directors hopes that you will have your stock represented by signing, dating and returning your consent in the enclosed envelope as soon as possible. If you submit a properly executed consent within ten (10) days of the delivery of the first dated consent delivered to XDogs (this date may be extended by our Board of Directors), your stock will be voted in favor of the proposed amendment.

April 9, 2003



/s/  Kent A. Rodriguez
-----------------------------
     Kent A. Rodriguez
     President and Chief Executive Officer

                                   XDOGS, INC.
                        126 North Third Street, Suite 407
                          Minneapolis, Minnesota 55401
                           ---------------------------

                         Consent Solicitation Statement
                                  April 9, 2003

                           ---------------------------

                               GENERAL INFORMATION

Information Regarding Consents

     This Consent Solicitation Statement is furnished in connection with the solicitation of stockholder consents by the Board of Directors of XDogs. Our Board is soliciting these consents in lieu of a meeting of stockholders, in connection with the proposed amendment of our Articles of Incorporation to increase our number of authorized shares of our Common Stock to 200,000,000. Only stockholders of record at the close of business on our record date of February 28, 2003 will be entitled to submit a written consent.

     We are incorporated in the State of Nevada and are therefore subject to Title 7 of the Nevada Revised Statutes. Section 78.320 of the Nevada Revised Statutes permits our stockholders to take action without a meeting if the votes represented by consents in writing, setting forth the action so taken, represent a majority of the voting power of our shares. Our Board of Directors has determined that the votes must be received within 10 days of the date of the first such written consent; however, this date may be extended by our Board of Directors in its sole discretion. Accordingly, if within 10 days following our receipt of the first written consent approving the proposed amendment (unless the Board extends this period) we receive executed consents approving the proposed amendment from the holders of a number of shares of our Common and Series A Preferred Stock representing a majority of the voting power of our shares, you will be deemed to have approved the proposal. We intend to amend our Articles of Incorporation as soon as practicable following our receipt of the necessary consents. The form of consent is attached as Exhibit A.

     All written consents that we receive, regardless of when dated, will expire unless valid, written and unrevoked consents constituting the necessary vote for approval of the proposed action are received by us within 10 days from the date of the first such consent (unless this 10-day period is extended by our Board of Directors). You may revoke your consent at any time, provided that we receive a written, signed and dated revocation prior to the time that we receive written consents sufficient to approve the proposed amendment. A revocation may be in any written form validly signed by you, as long as it clearly states that the consent previously given is no longer effective. The revocation should be sent to Kent A. Rodriguez, President and Chief Executive Officer, XDogs, Inc., 126 North Third Street, Suite 407, Minneapolis, Minnesota 55401.

     We will pay the costs of soliciting these consents. In addition to soliciting consents by mail, our officers, directors and other regular employees, without additional compensation, may solicit consents personally or by other appropriate means. Banks, brokers, fiduciaries and other custodians and nominees who forward consent soliciting material to their principals will be reimbursed their customary and reasonable out-of-pocket expenses.

Record Date and Consent Rights

     Only our stockholders of record as of the close of business on the record date, February 28, 2003 will be entitled to submit a consent on the accompanying form. On that date, there were listed as outstanding 17,868,543 shares of our Common Stock. Each share of Common Stock is entitled to one vote in the consent solicitation. In addition, on that date we had 100 shares of our Series A Preferred Stock outstanding. These shares are held by our President and Chief Executive Officer. The 100 shares of Series A Preferred Stock represent the right to vote as 11,912,362 shares of Common Stock (i.e., as though converted into a number of shares of our Common Stock equal to 40% of the fully-diluted number of shares of Common Stock outstanding on February 28, 2003). Consents evidencing a majority of the voting power of the shares entitled to vote are required in order to approve the proposed actions being submitted to you. Mr. Rodriguez has informed us of his intention to execute a written consent in favor of the amendment as to the 3,080,000 shares of Common Stock beneficially owned by him and the 100 shares of Series A Preferred Stock owned by him (representing the voting power of 11,912,362 shares of Common Stock). To be counted toward the votes required for approval of the proposed actions, your consent must be delivered to us within 10 days of the delivery of the first dated consent (unless such period is extended by our Board of Directors).

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information as of February 28, 2003, relating to the beneficial ownership of our common stock by (i) all persons known by us to beneficially own more than five percent of the outstanding shares; (ii) each of our directors; and (iii) all of our executive officers and directors as a group. Unless otherwise indicated, each of the following individuals has sole vesting and sole investment control with respect to the shares he beneficially owns. The address of each of these persons is c/o XDogs, Inc., 126 North Third Street, Suite 407, Minneapolis, Minnesota 55401.

     The number of shares owned by each stockholder in the following table was calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by each other person listed. The total number of outstanding shares of our Common Stock at February 28, 2003 was 17,868,543.

     Name of                           Beneficial                 Percent
     Beneficial Owner                  Ownership                  of Class
     ---------------------------------------------------------------------

     Kent A. Rodriguez (1)             14,992,362                  50.3%

     Craig Avery (2)                    1,135,000                   6.4%

     Douglas Barton                        78,000                      *

     Officers and Directors            16,205,362                  54.4%
     as a Group (3 persons)(1)(2)

     *Less than 1%

     (1) Includes 1,000,000 and 200,000 shares of Common Stock owned, respectively, by Eromle Financial LLC and Weyer Capital, each an affiliate of Mr. Rodriguez, and 11,912,362 shares of Common Stock issuable (based on the 17,868,543 fully-diluted number of shares of Common Stock outstanding on February 28, 2003) upon conversion of the 100 shares of Series A Preferred Stock owned Mr. Rodriguez.

     (2) Includes 1,100,000 shares of Common Stock owned by Rock Cliff Development, an affiliate of Mr. Avery.

Proposal One -- Approval of Amendment to Articles of Incorporation
                  For Increase in Authorized Number of Shares

General

     Our Board of Directors has unanimously approved a resolution to amend our Articles of Incorporation to increase the authorized shares of Common Stock from 20,000,000 to 200,000,000. The increase will be effected by an amendment to our Articles of Incorporation, and will become effective upon the filing of a certificate of amendment with the Nevada Secretary of State.

Reasons for Increase in Authorized Shares

     Our Articles of Incorporation currently authorize 20,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. As of February 28, 2003, we had 17,868,543 shares of Common Stock issued and outstanding. At that date, we also had 100 shares of Series A Convertible Preferred Stock outstanding, which shares are held by our President and Chief Executive Officer. The shares of Series A Convertible Preferred Stock may convert into a number of shares of Common Stock equal to 40% of the number of shares of Common Stock outstanding at any particular time, assuming the exercise of all outstanding options, warrants or other rights to acquire our securities. At February 28, 2003, the Series A Convertible Preferred Stock had the right to convert into 11,912,362 shares of Common Stock. We do not have this number of shares of Common Stock available. In addition, we have been greatly reliant in the past upon the issuance of Common Stock to raise capital and compensate our employees and consultants. We are also continuing to seek an acquisition candidate and plan to use our equity securities to make an acquisition, if and when we identify an appropriate candidate.

     We have determined that without an increase in our authorized Common Stock, we will not be able to raise capital or compensate our consultants and employees for services to be rendered in the future. This would likely require us to cease operations. We also will be unable to permit the conversion of our Series A Convertible Preferred Stock into Common Stock. Further, without the ability to issue additional shares of Common Stock, we will not have the equity securities available to issue in connection with a potential acquisition, if and when we identify a suitable candidate. Accordingly, our Board of Directors determined that it would be in our best interest to increase the number of authorized shares of Common Stock to 200,000,000. Approval of this proposal will effect that increase.

     We believe that having such additional shares available for issuance will enable us to continue operations and take prompt action on such other corporate opportunities as may materialize in the future, if our Board of Directors deems such issuances to be in our best interest. The disadvantage of any such increase is that any additional issuances of Common Stock will dilute the percentage of XDogs owned by existing stockholders. The additional Nevada franchise taxes with respect to the additional shares will be minimal.

Recommendation and Vote

     The affirmative consent of holders of a number of outstanding shares of our common stock in excess of the shares held by holders disapproving of such action is necessary for the approval of the amendment of our Articles to increase the authorized shares. Our Board of Directors recommends that you consent to the increase. The form of consent is attached as Exhibit A.

Annual Report on Form 10-KSB

     A copy of our annual report on Form 10-KSB for the year ended March 31, 2002, as filed with the Securities and Exchange Commission, may be obtained by stockholders without charge by writing to: XDogs, Inc., 126 North Third Street, Suite 407, Minneapolis, Minnesota 55401, Attention: President and Chief Executive Officer. In addition, you may access this annual report through the Securities and Exchange Commission's Web site, WWW.SEC.GOV.

                                   XDOGS, INC.
                        ---------------------------------

                Consent to Amendment of Articles of Incorporation
                      In Lieu of a Meeting of Stockholders

                             Solicited By Management
                        ---------------------------------

     The undersigned stockholder of XDogs, Inc., a Nevada corporation (the "Company"), has received a copy of the Company's Consent Solicitation Statement dated April 9, 2003 and consents to the amendment of the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 200,000,000.


     Dated: April __, 2003.


                                            Signature:
                                                      -------------------------

                                            Name (printed):
                                                           --------------------

                                            Title:
                                                  -----------------------------

                                            Number of Shares:
                                                             ------------------

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer or other representative, please indicate full title.

                       RETURN THIS CONSENT TO XDOGS, INC.
                      at 126 North Third Street, Suite 407
                          Minneapolis, Minnesota 55401
               or fax this consent to the Company at 612/359-9017